SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 10, 2011
Date of Report (date of earliest event reported)

EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)

(508) 357-2221
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on August 15, 2011, Evergreen Solar, Inc. (the “Company”), pursuant to the provisions of the United States Bankruptcy Code (the “Bankruptcy Code”), filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of the Bankruptcy Code (Case No. 11-12590) (the “Bankruptcy Case”). Also on August 15, 2011, as previously disclosed, the Company entered into (1) a Restructuring Support Agreement (the “Support Agreement”) with certain holders (the “Supporting Noteholders”) of its 13% Convertible Senior Secured Notes due 2015 and (2) an Asset Purchase Agreement (the “Stalking Horse Agreement”) with ES Purchaser, LLC, an entity formed by the Supporting Noteholders (the “Stalking Horse”).

As part of the Support Agreement and the Stalking Horse Agreement, the Company filed a motion on September 9, 2011 with the Bankruptcy Court for, among other things, establishing bidding procedures (“Bidding Procedures”) to permit higher and better bids, setting a date for an auction (an “Auction”) should such bids be received and setting a hearing date for the approval of the sale of the assets to the winning bidder.

On November 7, 2011, the Company completed an Auction, pursuant to the Bidding Procedures, as amended, previously approved by the Bankruptcy Court, for the sale of (1) all or substantially all of the Company’s core wafer business, including all or substantially all of its intellectual property (the “Core Assets”), (2) the Company’s claims against Lehman Brothers International Europe and Lehman Brothers Holdings Inc. arising out of (a) the Share Lending Agreement between Lehman Brothers International (Europe) and the Company, dated June 26, 2008, and (b) Guarantee of Lehman Brothers Holdings Inc. of the Share Lending Agreement between Lehman Brothers International (Europe) and the Company, dated June 26, 2008 (the “LBIE Claims”) and (3) all or substantially all of the Company’s assets solar panel inventory (the “Solar Panels”).  An auction for the Company’s assets relating to its Devens, Massachusetts facility and its remaining non-core assets will be held at a later date.

As a result of the Auction, in consultation with the official committee of unsecured creditors appointed in the Company’s Bankruptcy Case, the Company selected highest and best bids for the Core Assets, LBIE Claims and Solar Panels.  The Company and Max Era Properties Limited, or its permitted assigns, as purchaser (the “Core Assets Purchaser”), entered into an Asset Purchase Agreement, dated as of November 10, 2011 (the “Core Assets Purchase Agreement”), pursuant to which the Company agreed to sell the Core Assets to the Core Assets Purchaser.  Pursuant to the terms of the Core Assets Purchase Agreement, the Core Assets Purchaser has agreed to purchase the Core Assets for $6,000,000 in cash and $3,200,000 in unrestricted Ordinary Shares of China Private Equity Investment Holdings Ltd., a British Virgin Islands limited company listed on the Alternative Investment Market of London Stock Exchange (the “Purchase Price”).  The Core Assets Purchaser also agreed to pay cure costs for assumed contracts and to assume various liabilities of the Company.

The Company and the Stalking Horse, or its permitted assigns, as purchaser (the “LBIE Claims Purchaser”), entered into an Assignment of Claim Agreement, dated as of November 10, 2011 (the “LBIE Claims Purchase Agreement”).  Pursuant to the terms of the LBIE Claims Purchase Agreement, the LBIE Claims Purchaser has agreed to purchase the LBIE Claims for $21,500,000 via a credit bid.

The Company also agreed to sell the Solar Panels to Kimball Holdings, LLC for a total of $3,834,000.

The assets are to be sold pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, subject to Bankruptcy Court approval and require the satisfaction of certain conditions set forth in such agreements.  These agreements are binding on the Company upon issuance by the Bankruptcy Court of an order approving the transaction (the “Sale Order”).

The Company also selected the highest and best back-up bids for the Core Assets and the LBIE Claims.  The Company entered into an Asset Purchase Agreement, dated as of November 10, 2011, with the Stalking Horse (the “Back-Up Core Assets Purchase Agreement”), whereby the Stalking Horse agreed to pay $15,884,000 pursuant to its credit bid rights, in cash or a combination of its credit bid rights and cash for the Core Assets.  The Stalking Horse also agreed to pay cure costs for assumed contracts and to assume various liabilities of the Company.  The Company also entered into an Assignment of Claim Agreement (the “Back-Up LBIE Claims Purchase Agreement”), dated as of November 10, 2011, with Jackson Canyon Partners, L.L.C, as purchaser (the “LBIE Claims Back-Up Bidder”), whereby the LBIE Claims Back-Up Bidder agreed to pay $21,000,000 in cash for the LBIE Claims.

On November 10, 2011, the Bankruptcy Court issued the Sale Order approving such sales.

Consummation of the sales of the Core Assets and the LBIE Claims are subject to a number of customary conditions, including, among others, conditions related to compliance with federal antitrust regulations; accuracy of the representations and warranties of the parties; material compliance by the parties with their obligations under the governing agreements; and compliance with the Bankruptcy Code.

The Core Assets Purchase Agreement, the LBIE Claims Purchase Agreement, the Back-Up Core Assets Purchase Agreement and the Back-Up LBIE Claims Agreement may be terminated by under a number of circumstances, including breach of certain representations and covenants and the revocation of the Sale Order.

Also on November 10, 2011, the Company entered into a First Amendment to Restructuring Support Agreement (the “First Amendment”), which, among other things, requires that if the Core Assets Purchase Agreement has not closed by November 18, 2011, the Company must terminate the employment of substantially all of its employees and required the Company to seek a court order, which the Company obtained, permitting the Stalking Horse to be considered a third party purchaser for purposes of its key employee incentive plan if the Stalking Horse purchases the Core Assets.

The foregoing description of the transactions contemplated by the Core Assets Purchase Agreement, the LBIE Claims Purchase Agreement, the Back-Up Core Assets Purchase Agreement and the Back-Up LBIE Claims Purchase Agreement and the description of the First Amendment do not purport to be complete and are qualified in their entirety by reference to the Core Assets Purchase Agreement, the LBIE Claims Purchase Agreement, the Back-Up Core Assets Purchase Agreement, the Back-Up LBIE Claims Purchase Agreement and the First Amendment, which are filed as Exhibits 2.1, 2.2, 2.3, 2.4 and 10.1, respectively, hereto and are incorporated herein by reference.

Item 7.01. Other Events.

As previously disclosed, on November 3, 2011, the Company entered into amended and restated confidentiality agreements (the “Amended and Restated Confidentiality Agreements”) with certain Supporting Noteholders, which expire upon the public disclosure of certain confidential information that has been provided to the Supporting Noteholders and, upon termination, require certain confidential information, including, but not limited to, information pertaining to the bids received in connection with the Auction and a supplemental final budget with respect to the Company's cash collateral order, to be to disclosed to the public via a Current Report on Form 8-K.  In connection with marketing the Company’s assets and the Auction, the Company provided the Supporting Noteholders with certain confidential information about the Company, which may be deemed material.  On November 9, 2011, the Company filed certain information with the Bankruptcy Court, which, as a result, pursuant to the terms of the Amended and Restated Confidentiality Agreements, requires that the Company disclose to the public via a Current Report on Form 8-K certain information provided to the Supporting Noteholders. This Form 8-K contains certain information provided to the Supporting Noteholders and required to be disclosed pursuant to the terms of the Amended and Restated Confidentiality Agreements.

A copy of a final version of the 3-week supplemental budget with respect to the Company's cash collateral order is attached to this Current Report on Form 8-K as Exhibit 99.1.

The Company notes that the information set forth in Exhibit 99.1 and disclosed above was delivered to the Supporting Noteholders in the past, in connection with marketing the Company’s assets and the Auction. This information should not be viewed as being current or as presenting a complete disclosure of the Company’s business and prospects. Accordingly, investors should not place undue reliance on this information.

The information in this Item 7.01, including the Exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K, contains forward-looking statements, including the Company’s intent to close the sales of assets to the winning bidders. Such forward-looking statements are subject to risks and uncertainties which could cause them to differ materially from those currently anticipated in such statements. Factors that could cause actual results to differ materially from those in forward-looking statements include our ability to comply with and meet the conditions set forth in the agreements governing such transaction in order to close the sales. Forward-looking statements speak only as of the date they are made and the Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions or circumstances on which any such statements may be used, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
2.1	Asset Purchase Agreement (Core Assets), dated November 10, 2011, between the Company and Max Era Properties Limited

2.2	Assignment of Claim Agreement, dated November 10, 2011, between the Company and ES Purchaser, LLC

2.3	Asset Purchase Agreement (Core Assets), dated November 10, 2011, between the Company and ES Purchaser, LLC

2.4	Assignment of Claim Agreement, dated November 10, 2011, between the Company and Jackson Canyon Partners, L.L.C.

10.1	First Amendment to Restructuring Support Agreement, dated November 10, 2011, between the Company and certain noteholders identified on the signature pages thereof

99.1	Final version of the 3-week supplemental budget with respect to the Company's cash collateral order

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Solar, Inc.

By:	/s/ Michael El-Hillow
Name:	Michael El-Hillow
Title:	President and Chief Executive Officer

Dated November 16, 2011

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement (Core Assets), dated November 10, 2011, between the Company and Max Era Properties Limited

2.2	Assignment of Claim Agreement, dated November 10, 2011, between the Company and ES Purchaser, LLC

2.3	Asset Purchase Agreement (Core Assets), dated November 10, 2011, between the Company and ES Purchaser, LLC

2.4	Assignment of Claim Agreement, dated November 10, 2011, between the Company and Jackson Canyon Partners, L.L.C.

10.1	First Amendment to Restructuring Support Agreement, dated November 10, 2011, between the Company and certain noteholders identified on the signature pages thereof

99.1	Final version of the 3-week supplemental budget with respect to the Company's cash collateral order